CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 35 to the registration statement on Form N-1A (File No. 811-04524) (“Registration Statement”) of our report dated December 12, 2013, relating to the financial statements and financial highlights of Putnam Global Income Trust, which appear in such registration statement. We also consent to the references to us under the headings Financial highlights and Auditor and Financial Statements in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2014